                                                                      EXHIBIT 99


[TECHTEAM LETTERHEAD]                                               NEWS RELEASE
--------------------------------------------------------------------------------
                                                              NASDAQ/NM - "TEAM"

FOR IMMEDIATE RELEASE, Monday, November 11, 2002



TECHTEAM GLOBAL REPORTS THIRD-QUARTER EARNINGS OF $.06 PER DILUTED SHARE (EPS), CORE REVENUE GROWTH OF 8.9%

EPS IS $.18 FOR THE NINE MONTHS ENDED SEPTEMBER 30, BEFORE SPECIAL ITEMS


SOUTHFIELD, MICHIGAN, November 11, 2002...TECHTEAM GLOBAL, INC., (Nasdaq: TEAM), a global provider of information technology and business process outsourcing support services, today reported earnings of $.06 per fully-diluted share for the three months ended September 30, 2002. Net income improved from a loss of ($1.90 million), or ($.18) per fully-diluted share, in the third quarter of 2001, to $696,000 in the third quarter of 2002.

Earnings for the first nine months of 2002 were $2.03 million, or $.18 per fully-diluted share, before the cumulative effect of an accounting change and special, non-cash charges associated with certain executive stock options. (The Company adopted SFAS 142 on January 1, 2002, resulting in a one-time, non-cash charge of $1.12 million during the first quarter. The Company also recorded non-cash, pre-tax charges totaling $410,000 ($271,000 on an after-tax basis) during the second and third quarters due to required special accounting treatment for stock options previously granted to the chief executive officer of the Company.) Earnings were $633,000, or $.06 per fully-diluted share, for the period on as-reported basis.

Revenues from corporate help desk services grew 22.5% to $14.9 million in the third quarter of 2002, an increase from $12.2 million in the same period in 2001. Revenues from all corporate services grew 8.9% to $19.1 million, an increase from $17.6 million in the same period in 2001.

Commenting on the Company's financial performance, Dr. William F. Coyro, Jr., TechTeam Global's President and Chief Executive Officer, stated "We are very pleased with TechTeam's strong financial performance during the third quarter. Our solid growth in core revenue is the result of our continued focus on delivering the best overall value proposition to our customers. The several new customer contracts and renewals we announced during the quarter were the result of our customers' recognition of this value proposition."

Dr. Coyro added, "TechTeam has delivered three consecutive quarters of solid earnings performance to our shareholders. We will continue to be relentlessly focused on growing top-line sales, further improving our productivity and operating efficiencies, and aggressively managing our overhead costs. Going-forward, TechTeam continues to be well positioned to

[TECHTEAM LETTERHEAD]                                               NEWS RELEASE
--------------------------------------------------------------------------------

deliver strong new sales growth and consistent earnings performance."



Highlights of TechTeam's third quarter performance include:

* Total revenues were $21.1 million in the third quarter of 2002, a decrease from $21.9 million in the second quarter of 2002 and $22.2 million in the same period in 2001. The declines were principally due to a decrease in revenues from the Company's leasing operations, a business that the Company is exiting. Revenues from leasing operations were $2.00 million in the third quarter of 2002, as compared with $2.48 million during the previous quarter and $4.59 million in the third quarter of 2001.

* Revenues from our European operations increased 51.8% to $4.71 million for the three months ended September 30, 2002 from $3.10 million for the same period in 2001. For the nine months ended September 30, revenues have grown 35.8% over the same period in 2001.

* Gross profit as a percentage of revenues increased for the third consecutive quarter. For the quarter ended September 30, 2002, gross profit was 26.1% of revenues; it was 23.6% in the second quarter of 2002 and 22.5% in the first quarter. Gross profit was 18.1% in the third quarter of 2001. The margin improvements realized in 2002 are the result of aggressive improvements in front-line productivity and gains in operational efficiencies.

* Selling, general, and administrative expenses were $4.23 million in the quarter ended September 30, 2002, representing 20% of revenues, but a reduction of 25% from the year-ago period of $5.63 million in SG&A expenses.

* Operating income improved from $919,000 in the second quarter of 2002 (pro-forma) to $1.07 million in the third quarter. Operating loss for the quarter ended September 30, 2001 was ($1.86 million).

* Earnings before interest, taxes, depreciation, and amortization ("EBITDA") was $3.46 million in the third quarter, $70,000 less than was reported for the second quarter. However, EBITDA contributed by corporate (non-leasing) services increased from $1.35 million in the second quarter to $1.62 million in the third quarter. For the nine months ended September 30, 2002, EBITDA contributed by corporate services increased 141%, to $4.80 million, over the same period in 2001.

* Cash flow from operations was $4.81 million for the three months ended September 30, 2002, an increase of 107% from the second quarter's operational cash flow of $2.32 million.

                                    - More -


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[TECHTEAM LETTERHEAD]                                               NEWS RELEASE
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*    Net working capital (excluding cash and cash equivalents) improved from
     $16.3 million as of June 30, 2002 to $15.8 million on September 30, 2002, reflecting the Company's success in accelerating the conversion of its non-cash assets into cash. Days sales outstanding declined to 68.0 days at the end of the third quarter from 75.0 days at the end of the second quarter.

* Total debt has declined 78.0% since December 31, 2001, from $5.41 million to $1.19 million as of September 30, 2002.

* Total cash, cash equivalents, and securities available for sale increased to $44.8 million at September 30, 2002 from $39.9 million at June 30, 2002 and $35.6 million at December 31, 2001. This represents $4.00 in cash, cash equivalents, and securities per fully-diluted share as of the end of the third quarter.

* Total shareholders' equity increased to $76.4 million as of September 30, 2002 from $75.7 million on June 30, 2002. The Company's book value was $6.81 per share as of the end of the third quarter 2002, an increase of $.08 per share from the end of the second quarter.

* For the three months ended September 30, 2002, the basic weighted number of common shares and common share equivalents outstanding were 10,980,310. Fully-diluted shares outstanding were 11,210,483.

TECHTEAM GLOBAL, INC. is a global provider of information technology and business process outsourcing services. The Company's ability to integrate computer services into a flexible, total single point of contact solution is a key element of its success. Partnerships with some of the world's "best-in-class" corporations provide TechTeam with unparalleled experience and expertise in providing the following IT support solutions: help desk/call center services, technical staffing, systems integration, and training programs. For information about TechTeam Global, Inc. and its outstanding services call 1-800-522-4451.

SAFE HARBOR STATEMENT
With the exception of statements regarding historical matters and statements regarding the Company's current status, certain matters discussed herein are forward-looking and involve substantial risks and uncertainties. Specifically, statements about growth of the Company's core business, sales, and earnings performance going forward, aggressively managing overhead expenses, improving productivity, and operating expenses are such forward-looking statements. Actual results, performance, or achievements could differ materially from these forward-looking statements. Factors that could cause or contribute to such material differences include impact of business with major clients, competition, unforeseen expenses, the continuing difficult market for IT outsourcing services, the possibility the Company's offerings are not accepted in the marketplace, and other factors as described in the Company's filings with the United States Securities and Exchange Commission. The forward-looking statements made by the Company in the press release are accurate as of this date. The Company is under no obligation to update these forward-looking statements.

                  FINANCIAL TABLES TO FOLLOW ON THE NEXT PAGE.


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[TECHTEAM LETTERHEAD]                                               NEWS RELEASE
--------------------------------------------------------------------------------

                                 FINANCIAL DATA
                              TECHTEAM GLOBAL, INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                      (In thousands, except per share data)


                                 THREE MONTHS ENDED SEPTEMBER 30,             NINE MONTHS ENDED SEPTEMBER 30,
                              ---------------------------------------     ----------------------------------------
                                                                %                                            %
                                 2002          2001           CHANGE         2002           2001           CHANGE
                              ---------     ---------        --------     ---------      ---------        --------
REVENUES
   Corporate services         $  19,137     $  17,576           8.9%      $  58,296      $  55,509           5.0%
   Leasing operations             1,995         4,591         -56.5%          7,685         15,693         -51.0%
                              ---------     ---------                     ---------      ---------
TOTAL REVENUES                   21,132        22,167          -4.7%         65,981         71,202          -7.3%
   Cost of services              15,613        18,163                        50,138         55,744         -10.1%
                              ---------     ---------                     ---------      ---------
GROSS PROFIT                      5,519         4,004          37.8%         15,843         15,458           2.5%
   Other expenses                 4,452         5,865         -24.1%         13,226         17,699         -25.3%
                              ---------     ---------                     ---------      ---------
OPERATING INCOME
   (LOSS)                         1,067        (1,861)                        2,617         (2,241)
   Net other income
     (expense)                      174          (205)                          564             13
                              ---------     ---------                     ---------      ---------
INCOME (LOSS) BEFORE
   INCOME TAXES                   1,241        (2,066)                        3,181         (2,228)

INCOME TAX PROVISION
   (CREDIT)                         545          (171)                        1,425            355

CUMULATIVE EFFECT OF
   ACCOUNTING CHANGE                 --            --                         1,123             --
                              ---------     ---------                     ---------      ---------

NET INCOME (LOSS)             $     696     $  (1,895)                    $     633      $  (2,583)
                              =========     =========                     =========      =========

BASIC AND FULLY-DILUTED
   EARNINGS (LOSS) PER
   SHARE                      $    0.06     $   (0.18)                    $     .06      $   (0.24)
                              =========     =========                     =========      =========
Basic weighted average
   common shares
   outstanding                   10,980        10,606           3.5%         10,967         10,585           3.6%

Fully-diluted weighted
   average common shares
   outstanding                   11,210        10,606           5.7%         11,105         10,585           4.9%
EBITDA                        $   3,457     $   3,574          -3.3%      $  11,770      $  15,059         -21.8%

EBITDA EXCLUDING LEASING
   OPERATIONS                 $   1,622     $     380         326.8%      $   4,797      $   1,992         140.8%
                              ---------     ---------                     ---------      ---------




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[TECHTEAM LETTERHEAD]                                               NEWS RELEASE
--------------------------------------------------------------------------------


       CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)


                                                   SEPTEMBER 30,          DECEMBER 31,
                                                        2002                  2001                      % CHANGE
                                                  ---------------        ---------------                --------
CURRENT ASSETS
   Cash and cash equivalents                      $        36,184        $        30,251                   19.6%
   Securities available for sale                            8,620                  5,321                   62.0%
   Accounts receivable, less reserves                      17,436                 17,721                   -1.6%
   Other current assets                                     5,424                  5,508                   -1.5%
                                                  ---------------        ---------------
TOTAL CURRENT ASSETS                                       67,664                 58,801                   15.1%

PROPERTY, EQUIPMENT, AND
   PURCHASED SOFTWARE
   Computer equipment and
     office furniture                                      17,962                 16,125                   11.4%
   Purchased software                                       9,354                  8,610                    8.6%
   Leasehold improvements                                   3,492                  3,096                   12.8%
   Transportation equipment                                   286                    213                   34.3%
                                                  ---------------        ---------------
                                                           31,094                 28,044                   10.9%

   Less -- accumulated
   depreciation and amortization                          (21,943)               (19,371)                 -13.3%
                                                  ---------------        ---------------
                                                            9,151                  8,673                    5.5%

OTHER ASSETS
   Assets of leasing operations,
     net of amortization and less
     reserves                                               4,883                 15,705                  -68.9%
   Intangibles, less accumulated
     amortization                                           1,651                  3,432                  -51.9%
   Other                                                      473                    510                   -7.3%
                                                  ---------------        ---------------
                                                            7,007                 19,647                  -64.3%
                                                  ---------------        ---------------
TOTAL ASSETS                                      $        83,822        $        87,121                   -3.8%

CURRENT LIABILITIES
   Accounts payable                               $         1,005        $         1,981                  -49.3%
   Accrued payroll, related
   taxes, and withholdings                                  3,667                  2,762                   32.8%
   Current portion of notes payable                           757                  4,605                  -83.6%
   Other current liabilities                                1,603                  2,398                  -33.2%
                                                  ---------------        ---------------
                                                            7,032                 11,746                  -40.1%

LONG-TERM LIABILITIES                                         435                    805                  -46.0%

SHAREHOLDERS' EQUITY
   Preferred stock, none issued
   Common stock                                               167                    167                      --
   Additional paid-in capital                             108,883                108,212                    0.6%
   Retained earnings                                        1,472                    839                   75.5%
   Accumulated other comprehensive
     gain (loss) -- foreign currency
     translation adjustment                                    87                   (227)                    n/a
                                                  ---------------        ---------------
                                                          110,609                108,991                    1.5%

Less -- treasury stock                                    (34,254)               (34,421)                   0.5%
                                                  ---------------        ---------------
Total shareholders' equity                                 76,355                 74,570                    2.4%
                                                  ---------------        ---------------
TOTAL LIABILITIES AND SHAREHOLDERS EQUITY
                                                  $        83,822        $        87,121                   -3.8%
                                                  ---------------        ---------------



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[TECHTEAM LETTERHEAD]                                               NEWS RELEASE
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           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)



                                                                             NINE MONTHS ENDED SEPTEMBER 30,
                                                                        ----------------------------------------
                                                                              2002                    2001
                                                                        ----------------        ----------------
OPERATING ACTIVITIES
   Income (loss) before cumulative effect of
     accounting change                                                  $          1,756        $         (2,583)
   Adjustments to reconcile to net cash provided
     by operating activities
   Depreciation & amortization                                                     9,153                  17,300
   Other adjustments                                                                  62                   2,830
                                                                        ----------------        ----------------
Net cash provided by operating activities                                         10,971                  17,547
                                                                        ----------------        ----------------

INVESTING ACTIVITIES
   Disposal of leased equipment                                                    4,585                   2,237
   Purchase of marketable  securities                                             (3,299)                 (1,027)
   Purchase of property, equipment, and software, net                             (3,031)                 (1,288)
   Other adjustments                                                                 269                   3,665
                                                                        ----------------        ----------------
Net cash provided by (used in) investing activities                               (1,476)                  3,587
                                                                        ----------------        ----------------
FINANCING ACTIVITIES
   Payments on notes payable, net                                                 (4,155)                 (7,346)
   Proceeds from issuance of Company stock                                           335                       0
   Purchase of Company common stock                                                  (57)                   (609)
   Other                                                                             315                       5
                                                                        ----------------        ----------------
Net cash used in financing activities                                             (3,562)                 (7,950)
                                                                        ----------------        ----------------
Increase in cash and cash equivalents                                              5,933                  13,184

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                  30,251                  15,995
                                                                        ----------------        ----------------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                              $         36,184        $         29,179
                                                                        ----------------        ----------------



                                      ###
CONTACTS:


TECHTEAM GLOBAL, INC.                        TECHTEAM GLOBAL, INC.
William F. Coyro, Jr.                        David W. Morgan
President and                                Chief Financial Officer and
Chief Executive Officer                      Treasurer
(248) 357-2866                               (248) 357-2866
wcoyro@techteam.com                          dmorgan@techteam.com